SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 10, 2003

AXONYX INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 SEVENTH AVENUE, 10TH FLOOR, NEW YORK, NEW YORK		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 645-7704

(Former name or former address, if changed since last report.)

Item 5.                                         Other Events.

On June 12, 2003, Axonyx Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 7.                                         Exhibits.

Exhibit 10.1	Form of Common Stock Subscription Agreement

Exhibit 10.2	Form of Amendment No. 1 to Common Stock Purchase Warrant

Exhibit 10.3	Form of Common Stock Purchase Warrant*

Exhibit 10.4	Form of Common Stock Purchase Warrant AXE

Exhibit 99.1	Press Release, dated June 12, 2003, entitled “Axonyx is Raising $2.9 Million, Funds Being Raised Through the Exercise of Warrants and a Private Placement of Common Stock”

*                           Incorporated by reference to Exhibit 10.2 in the Form 8-K filed by Axonyx on December 13, 2001 (File No. 000-25571)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONYX INC.

By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D.
President & Chief Executive Officer

DATED: June 16, 2003.